Lyle B. Stewart, P.C.
                            3751 South Quebec Street
                             Denver, Colorado 80237
                             Telephone: 303-267-0920
                                Fax: 303-267-0922


April 26, 1999
United States Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549-1004

           Re:  Medix Resources, Inc.
                Commission File No. 0-24768
                Definitive Proxy Material

Dear Sir or Madam:

On behalf of my client, Medix Resources, Inc.(the "Corporation"), and pursuant to Rule 101(a)(1)(iii) under Regulation S-T promulgated by the U.S. Securities and Exchange Commission, we are filing herewith the definitive copy of the Proxy Statement and form of Proxy Card relating to the upcoming annual meeting of the Corporation, scheduled for June 11, 1999. The form of Proxy Card is attached at the end of the enclosed definitive Proxy Statement. The Corporation intends to release its definitive Proxy Statement to its shareholders' on or about April 30, 1999. At that time, the Company will mail its definitive Proxy Statement to its shareholders, accompanied by a copy of its Form 10-KSB in lieu of the information required by Rule 14a-3(b).

If you have any questions with respect to this filing or if comments are to be made regarding the enclosed material, please contact the undersigned at the telephone number above.




Very truly yours,

/s/ Lyle B. Stewart

                       SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                              Act of 1934
                          [Amendment No.__ ]
Filed by Registrant [x]
Filed by a Party other than the Registrant [ ] Check the appropriate box:
      [ ]  Preliminary Proxy Statement
      [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) [x] Definitive Proxy Statement [ ] Definitive Additional Materials [ ] Soliciting Material Pursuant to ss. 240.14a- 11(c) or ss. 240.14a-12

                              Medix Resources, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              Medix Resources, Inc.
                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
       [x] No fee required.
       [ ] Fee computed on table below per Exchange Act Rules
           14a-6(i)(4) and 0-11.

          1)   Title of each class of securities to which transaction applies:

          2)   Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. Set forth amount on which filing fee is calculated and state how it was determined:

          4)   Proposed maximum aggregate value of transaction:

          5)   Total fee paid:

      [ ]   Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:
      2)  Form Schedule or Registration Statement No.:
      3)  Filing Party:
      4)  Date Filed:

                              MEDIX RESOURCES, INC.
                        7100 E. Belleview Ave., Suite 301
                            Englewood, Colorado 80111

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 11, 1999


NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Medix Resources, Inc., a Colorado corporation (the "Company"), will be held at the Hilton-Denver Tech South Hotel, 7801 E. Orchard Road, Englewood, Colorado, 80111, on Friday, June 11, 1999 at 10:00 a.m., local time, for the following purposes:

     1. To elect a Board of Directors consisting of six (6) directors, who will serve staggered terms of 3, 2 and 1 year(s), as provided in the attached Proxy Statement and until their successors are duly elected and qualified;

     2. To approve an amendment of the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 50,000,000;

     3. To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC, independent public accountants, to audit the financial statements of the Company for the 1999 fiscal year; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournments(s) thereof.

The Board of Directors has fixed the close of business on April 16, 1999, as the record date (the "Record Date") for determining the Shareholders entitled to receive notice of, and to vote at, the Annual Meeting.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON IF SUCH SHAREHOLDER HAS PREVIOUSLY RETURNED A PROXY.

                                By Order of the Board of Directors


John P. Yeros, Chairman of the Board,

President and Chief Executive Officer

Englewood, Colorado
April 26, 1999

                              MEDIX RESOURCES, INC.
                        7100 E. Belleview Ave., Suite 301
                            Englewood, Colorado 80111

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 11, 1999

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Medix Resources, Inc., a Colorado corporation (the "Company"), for use at the Annual
Meeting of Shareholders to be held on Friday, June 11, 1999, at 10:00 a.m., local time, or at any adjournment(s) thereof, for the purposes set forth herein and in an accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Hilton-Denver Tech South Hotel, 7801 E. Orchard
Road, Englewood, Colorado, 80111. The Company's telephone number is (303) 741-2045. These proxy solicitation materials were mailed on or about April 30, 1999 to all Shareholders listed in the Shareholder records of the Company as of the Record Date (as that term is defined below). The Company will bear the cost of this solicitation.

Record Date and Share Ownership

Shareholders of record at the close of business on April 16, 1999 (the "Record Date") are entitled to vote at the Annual Meeting. At the Record Date, 21,786,438 shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), were outstanding. Shareholders holding at least one-third of all shares of Common Stock represented in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting.

 Revocability of Proxies

Any Proxy given pursuant to this solicitation may be revoked by the person or entity giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed Proxy bearing a later date or by attending the Annual Meeting and voting in person. An appointment of proxy is revoked upon the death or incapacity of the Shareholder appointing the proxy if the Secretary or other officer or agent of the Company who is authorized to tabulate votes receives notice of such death or incapacity before the proxy exercises his authority under the appointment.

Voting and Solicitation

Each outstanding share of Common Stock shall be entitled to one (1) vote on each matter submitted to a vote at the Annual Meeting. Assuming a quorum is present, those candidates receiving the most votes shall be elected as directors of the Company. The proposed amendment to the Company's Articles of Incorporation will be approved by the shareholders if the number of votes cast for the proposed amendment exceeds the number of votes cast against the proposed amendment, assuming a quorum is present. Abstentions and broker non-votes shall be counted towards the presence of a quorum. However, they will not be counted and will have no effect in the election of directors or in the voting on the proposed amendment and the ratification of accountants. The principal executive offices of the Company are located at 7100 E. Belleview Ave., Suite 301, Englewood, Colorado 80111. In addition to the use of the mails, proxies may be solicited personally, by telephone or by facsimile, and the Company may reimburse brokerage firms and other persons holding shares of the Company's Common Stock in their names or in the names of their nominees, for their reasonable expenses in forwarding proxy solicitation materials to the beneficial owners. Matters to Be Brought Before the Annual Meeting

The matters to be brought before the Annual Meeting include: (1) the election of a Board of Directors consisting of six directors; (2) the approval of an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 50,000,000, which has been proposed by the Board of Directors; (3) the ratification of the appointment of Ehrhardt, Keefe, Steiner & Hottman PC, independent public accountants, to audit the financial statements of the Company for the 1999 fiscal year; and (4) the transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

Deadline for Receipt of Shareholder Proposals for Next Annual Meeting

Shareholders of the Company who intend to present proposals at the Company's 2000 Annual Meeting of Shareholders must deliver such proposals to the Company no later than December 31, 1999 in order to be included in the Proxy Statement and form of Proxy relating to the 2000 Annual Meeting of Shareholders. The Company currently anticipates that the 2000 Annual Meeting of Shareholders will be held on approximately the same date in 2000 as the date of the 1999 Annual meeting.


                              ELECTION OF DIRECTORS

Nominees

The Company's Board of Directors currently consists of seven directors. Four of such directors were elected to the Board on April 13, 1999 by the then three current directors. During all of 1998, the Board of Directors had three members, Messrs. Oberle, Powell and Yeros. It is proposed that a Board of six directors, all of whom are currently serving in that capacity, will be elected at the Annual Meeting. Mr. Powell has chosen not to stand for re-election to the Board. The Board of Directors recommends that the Shareholders vote "FOR" the director nominees listed below. Unless otherwise instructed, the proxy holder will vote the proxies received by him for management's six nominees, as listed below. Pursuant to the Company's Articles of Incorporation, whenever the Company's Board consists of six or more members, the Company's Board of Directors shall be classified into three classes as nearly equal in number as possible. Because this is the first Annual Meeting since the Board of Directors has been increased from three directors, two of the six directors will be elected for terms of three, two and one year(s), respectively. Therefore, Messrs. Newman and Yeros will be elected for a three-year term, Messrs. Oberle and Prufeta will be elected for a two-year term, and Messrs. Stahl and McLean will be elected for a one-term term. At the next Annual Meeting, unless a vacancy on the Board is filled during the year, only two directors will be elected for a three-year term each.

In the event any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holder intends to vote all proxies received by him in such a manner as will insure the election of as many of the nominees listed below as possible. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the end of his respective term and until such person's successor has been elected and qualified. The nominees are as follows:

                                  Brian McLean
                                 Joel C. Newman
                                Thomas J. Oberle
                                 John R. Prufeta
                                  Douglas Stahl
                                  John P. Yeros


Biographical information regarding each nominee is set forth below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' EACH OF THE ABOVE NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS. A PLURALITY OF THE VOTES CAST BY THE SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING WILL BE REQUIRED TO ELECT EACH DIRECTOR.

Board Meetings

The Board of Directors of the Company held a total of two meetings during the fiscal year ended December 27, 1998, and signed five Unanimous Written Consents in lieu of a meeting. All of the then current members of the Board of Directors attended 100% of all meetings of the Board held during the fiscal year ended December 27, 1998.

Directors and Executive Officers

The directors and executive officers of the Company as of the date hereof are set forth below:

      Name                    Age                      Position

 John P. Yeros(1)(2)(3)       48           Chairman of the Board, President,
                                           Chief Executive Officer and Secretary

 David Kinsella               37           Controller

 Brian McLean(1)(4)           39           Director

 Joel C. Newman(1)(2)         41           Director

 Thomas J. Oberle(4)          53           Director

 Charles Powell(2)            43           Director

 John R. Prufeta(3)(4)        38           Director

 Douglas Stahl(3)             49           Director
--------------------

     (1)  Member of the Executive Committee

     (2)  Member of the Audit Committee

     (3)  Member of the Transaction Committee

     (4)  Member of the Compensation Committee

Each nominee for election as a director will serve the term of office stated above, and until the election and qualification of his respective successor. All of the Company's executive officers devote full-time to the Company's business and affairs. Biographical information on each current executive officer and director, and nominee for election as a director is set forth below.

John P. Yeros. Mr. Yeros, the founder of the Company, has served as a director, Chairman of the Board of Directors and Chief Executive Officer of the Company from the Company's incorporation in April 1988 until the present. Mr. Yeros served as President of the Company from its incorporation to September of 1993 and resumed the title in July 1995. Mr. Yeros graduated from Wichita State University with a Bachelor of Science degree.

David Kinsella. Mr. Kinsella joined the company on August 25, 1997 as Controller of the Company. Before joining the Company, he was employed by SBR, Inc., a private company in the retail sector, since May 1991. He held various postions with SBR, Inc., including Accounting Supervisor, divisional Controller and divisional Direcor of Accounting. He graduated from the University of Colorado with a degree in Business Administration - Accounting.

Thomas J. Oberle. Mr. Oberle has been a director of the Company since its incorporation. Since January 1993, Mr. Oberle has been the director of the Colorado Dental Association. From January 1991 to January 1993, he served as an independent insurance agent in Denver, Colorado. From October 1989 to December 1991, Mr. Oberle was a Vice President of Equicor, a health maintenance organization in Denver, Colorado. From May 1987 to October 1989, he served as President of RMS, Inc., a corporation involved in organizing various companies associated with the Children's Hospital in Denver, Colorado. He graduated from St. Mary's College in Winona, Minnesota with a Bachelor of Science degree.

Charles Powell. Mr. Powell has served as a director of the Company since September 1994. Mr. Powell cofounded KAPRE Software, Inc., Boulder, Colorado, in March 1992. Since March 1996 Mr. Powell has served as a director and the Vice President of Operations for Antalys Corporation, a privately-held software Company. Mr. Powell has served as Vice President of Finance and Vice President of International Operations of KAPRE Software from March 1992 to February 1996. From February 1992 through March 1993, Mr. Powell also served as Chief Executive Officer of Generation 5 Technology, Inc., Denver, Colorado, a publicly-held software development company. Mr. Powell devoted approximately half of his time to each of KAPRE Software, Inc. and General 5 Technology, Inc. from March 1992 through March 1993. From November 1988 to February 1992, Mr. Powell served as the Vice President of International Operations for J.D. Edwards, Inc., Englewood, Colorado, a software applications developer for the mainframe computer market. From April 1988 to June 1989, Mr. Powell was President of Sheridan Securities, Inc., Denver, Colorado.

Brian McLean, M.D. Dr. McLean has been a self-employed anesthesiologist in New York City for over five years. He was elected to the Company's Board of Directors on April 13, 1999. He invests in healthcare capital opportunities and is a limited partner in Hudson Partners, an SBIC venture fund and serves on the Board of Directors of Amarillo Biosciences, Inc., a Nasdaq Small-Cap listed company as well as several private companies.

Joel C. Newman, M.D. Dr. Newman is the Managing Director of The Fountainhead Group LLC, a merchant banking firm he founded in June 1998 to specialize in the healthcare sector. Prior To launching his own firm, Dr. Newman was a Director of Healthcare Mergers & Acquisitions at Merrill Lynch & Co for five years. He was elected to the Company's Board of Directors on April 13, 1999. He began his investment banking career in 1985 at Salomon Brothers Inc. as an equity research analyst in biomedical technology for three years, followed by three years at CS First Boston as Vice President of Healthcare Investment Banking and four years at The Lodestar Group (later acquired by Societe Generale), initially as Director and ultimately as Managing Director of Healthcare Investment Banking before entering investment banking. Dr. Newman completed a two-year internship in general surgery at The Hospital of The University of Pennsylvania, a research fellowship at New York Hospital and a residency in anesthesia & critical care at The Mount Sinai Hospital. He attended Yale University at the undergraduate level and received an M.D. Degree from The Johns Hopkins School of Medicine.

John R. Prufeta. Mr. Prufeta is the Managing General Partner of The Creative Group and Creative Health Concepts. In addition, Mr. Prufeta is the President and Chief Executive Officer of Creative Management Strategies, and General Partner of TCG Development. These companies cover a wide spectrum of services within the healthcare industry, including but not limited to, formation of business arrangements and healthcare start-ups, the recruitment and the development of talent, arranging capital, provide full profit and loss responsibility for national searches, nationwide management consulting practices, contracting and development of networks for physicians and hospitals, merger and acquisition intermediaries, among many others. He was elected to the Company's Board of Directors on April 13, 1999. Mr. Prufeta managed the acquisition of David Hertz Health Concepts and integrated D. J. Hertz & Associatcs of which he has served as the Executive Vice President, Secretary and Founder and Director of Executive Search, into Creative Management Strategies. A 1983 graduate of St. John's University with a B.S. in management, John Prufeta is currently participating in the Owner/President Management Program at Harvard University, Graduate School of Business.

Douglas Stahl. Mr. Stahl is an attorney specializing in securities and corporate law. Since 1989, he has been the Managing Partner of Stahl & Zelmanovitz, a New York City law firm he co-founded. Mr. Stahl began his career as a law clerk with the New York Court of Appeals, followed by a total ot twelve years with three major law firms, as an associate in the first and as a partner in two of those firms. He received a B.A. Degree from the University of Pennsylvania and a J. D. Degree from Brooklyn Law School, where he served as Editor-in-Chief of the Brooklyn Law Review. He was elected to the Company's Board of Directors on April 13, 1999.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Officer Compensation

Summary Compensation Table. The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the three years ended December 27, 1998 for John P. Yeros, the Chief Executive Officer of the Company and Barry J. McDonald, the former Chief Operating Officer of the Company (the "Named Officers"). No officer or employee of the Company other than Mr. Yeros and Mr. McDonald earned an annual salary and bonus exceeding $100,000 in 1998.


                                                                             Long-Term
                                                                           Compensation
                          Annual Compensation                                Awards
                                                                      Securities Underlying
Name and Principal                                                      Options/Warrants
   Position         Fiscal Year      Salary        Bonus        Other        (Shares)
------------------  -----------     --------     ---------   ---------    --------------

John P. Yeros,          1998         180,442        -0-          (1)          500,000(2)
Chief Executive         1997        $142,272     $15,000         (1)          523,455(3)
Officer and             1996        $154,000        -0-          (1)          166,187(4)
Chairman of the
 Board

Barry J. McDonald       1998        $ 94,818     $10,000         (1)          110,000(2)
Chief Operating         1997        $100,000     $10,000      $11,920         350,000(3)
 Officer(5)
------------

(1) Other annual compensation is made up of automobile allowances, and disability and health insurance premiums. If such amounts are below 10% of the officer's annual salary plus bonus, they are not required to be reported.

(2)  In  April 1998,  Mr. Yeros  was granted options covering 500,000 shares and
     Mr. McDonald  was  granted  options  covering   110,000 shares,  both at an
     exercise price of $.50 per share.

(3) In August 1997, options and warrants covering 1,009,768 shares held by Mr. Yeros, and options covering 100,000 shares held by Mr. McDonald, were re-priced to an exercise price of $0.25 per share, the then fair market value of a share of the Company's Common Stock. In addition, both Mr. Yeros and Mr. McDonald were granted new options covering 250,000 shares at an exercise price of $0.25 per share.

(4) These options to purchase 116,187 shares of common stock granted to Mr. Yeros at $1.88 per share, which represent the fair market value of the common stock at the date of grant, replaced previously granted options to purchase 36,363 and 79,824 share of Common Stock, granted at $2.75 and $
     2.50 per share, respectively.

(5)  Mr. McDonald terminated his employment with the Company in November 1998.







Options Grants Table. The following table sets forth information on grants of stock options pursuant to the Company's 1996 Stock Incentive Plan (the " 1996 Plan") to the Named Officers during 1998:


                                       Percent of Total
                                       Options/Warrants
                                          Granted to      Exercise
                   Options/Warrants      Employees in      or Base            Expiration
  Name             Granted (Shares)         1998 (1)    Price ($/Share)          Date
----------         ----------------      ------------   ---------------    ----------------

John P. Yeros          500,000(2)             50%           $0.50          April 15, 2008

Barry J. McDonald      110,000(2)             11%           $0.50          April 15, 2008
--------------

(1) The Company granted options to acquire a total of 1,000,000 shares of its Common Stock to employees during 1998.

(2) These options were granted pursuant to the 1996 Plan and are exercisable immediately.

Fiscal Year-End Options and Warrants Table. The following table sets forth information on year-end values of stock options and warrants granted to, the Named Officers as of December 27, 1998:


                           Number of Securities Underlying
                           Unexercised Options/Warrants at    Value of Unexercised In-the-Money
                                   Fiscal Year End              Options at Fiscal Year-End (1)
                           -------------------------------      ------------------------------
     Name                  Exercisable       Unexercisable      Exercisable      Unexercisable
------------------         -----------       -------------      -----------      -------------

John P. Yeros               1,759,768              0             $0                  -
Barry J. McDonald             460,000              0             $0                  -
-------------


(1) The fair market value of the Common Stock at December 27, 1998 was below the exercise price of all of the respective options and warrants.

The Company has no retirement, pension or profit-sharing program for the benefit of its directors, executive officers or other employees, but the Board of Directors may recommend one or more such programs for adoption in the future.

1997 Repricing of Options. In August 1997, certain options and warrants held by employees and directors of the Company, including options and warrants covering 1,009,768 shares held by Mr. Yeros, options covering 100,000 shares held by Mr. McDonald, options covering 113,250 shares held by Mr. Oberle and options covering 110,000 shares held by Mr. Powell were re-priced to an exercise price of $0.25 per share, the then fair market value of a share of the Company's Common Stock. This re-pricing, authorized by the Board of Directors, was determined to be in the best interest of the Company because the precipitous drop in the price of the Company's common stock that had occurred during the prior eighteen months had negated the incentive value of the Company's stock options.

Employment Agreements. Mr. Yeros entered into an Employment Agreement with the Company effective October 15, 1993, which was amended and extended effective January 1, 1997 and amended again effective January 1, 1999. Mr. Yeros' extended Employment Agreement provides for a five-year term, through December 31, 2001, with the right on the part of the Company to extend the Employment Agreement on written notice to the employee given not less than 90 days prior to the expiration of the term. The Employment Agreement provides for termination by the employee with or without cause or by the Company with cause. The Employment Agreement is subject to termination by the Company without cause after the initial one-year term, subject to the right of the employee to receive 12 months' compensation. His extended Employment Agreement provides for Mr. Yeros to receive a minimum annual salary of $165,000 for the first year, and adjusted upwards at a minimum of 10% annually after 1997. Mr. Yeros agreed to reduce his salary for fiscal 1997 to $142,000. The Employment Agreement contains bonus and stock option provisions that empower the Board of Directors to grant bonuses and stock options based upon the employee's performance. The Employment Agreement contains provisions providing that, upon the occurrence of a "Triggering Event" (defined to include a non-negotiated change in ownership of between 50% and 80% of the outstanding shares of the Company's Common Stock or a non-negotiated merger of the Company with and into another corporation) during the period that Mr. Yeros is acting as an officer or director of the Company, he will receive a lump sum payment equal to one(1) times the previous year's base pay in the event of termination other than for cause. The Employment Agreements also contain a non-compete provision that extends for a period of one year after termination or resignation of the employee, as well as certain confidentiality provisions. Effective January 1, 1999, the Board of Directors amended Mr. Yeros' Employment Agreement to provide that upon the accomplishment of the following goals: (1) the sale of all the business operations of the Company other than the operations of its wholly-owned subsidiary, Cymedix Lynx Corporation; (2) the election by the Board of Directors of the Company of a successor President and Chief Executive Officer who has experience in successfully operating a software company or marketing medical software products; (3) obtaining financing to provide working capital to the Company and to fund the development, marketing, sales and servicing of Cymedix computer software, in an amount of at least $1,000,000; and (4) adding at least three additional members to the Board of Directors of the Company, who have experience and expertise in one or more disciplines that are important to the success of a company operating in the computer software business, the Employment Agreement between Mr. Yeros and the Company shall be terminated, Mr. Yeros shall become a consultant to the Company with a compensation of $100,000 annually for a period of three years and the Company shall issue to Mr. Yeros shares of its Common Stock equal in number to the number of shares of its Common Stock currently covered by options and warrants to purchase shares of Common Stock currently held by Mr. Yeros, and such options and warrants held by Mr. Yeros shall be cancelled and terminated.

Mr. McDonald entered into an Employment Agreement with the Company, effective February 1, 1997, that contained similar substantive provisions, but provided for a two-year term to February 1, 1999. Mr. McDonald's Employment Agreement provided that he would receive a minimum annual salary of $110,000 for 1997. Mr. McDonald terminated his employment with the Company in November 1998.

Director Compensation

Mr. Yeros is the only employee who is a director of the Company and he does not receive any additional compensation for his services as a director. Non-employee directors receive no salary for their services as such, although they do receive a fee of $500 per Board or committee meeting. The Board of Directors has also authorized payment of reasonable travel or other out-of-pocket expenses incurred by non-employee directors for attending Board or committee meetings. During 1998, Mr. Oberle and Mr.Powell were each paid $1,000 for their services to the Company.

Stock Option Plans and Warrants

The Company adopted an Incentive Stock Option Plan in 1988 (the "Incentive Plan"). The Incentive Plan covers an aggregate of 100,000 shares of Common Stock. The Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Incentive Plan provides that no options may be granted at an exercise price less than the fair market value of the Common Stock of the Company on the date of grant. Unless otherwise specified, the options expire ten years from the date of grant and may not be exercised during the initial one-year period from the date of grant. Thereafter, the options may be exercised in whole or in part, depending on terms of the particular option. As of April 16, 1999, options for 35,000 shares of Common Stock were outstanding pursuant to the Incentive Plan, all at the exercise price of $.25 per share.

The 1994 Omnibus Stock Plan (the "Omnibus Plan") was adopted by the Company's Board of Directors effective January 1, 1994. The purpose of the Omnibus Plan is to provide a vehicle under which a variety of equity based awards may be granted to employees, nonaffiliated individuals (as defined in the Omnibus Plan), and non-employee directors of the Company in order to promote the Company's development and success. The Omnibus Plan permits the award of non-qualified stock options, restricted shares, performance units, performance shares, share appreciation rights, and other forms of awards, including deferrals of earned awards, as approved by the Compensation Committee of the Board of Directors. A maximum of 500,000 shares of common stock are reserved and available for grants of any kind under the Omnibus Plan. As of April 16, 1999, options for 332,375 shares of Common Stock were outstanding under the Omnibus Plan at exercise prices ranging from $.25 to $2.50 per share.

The 1996 Stock Incentive Plan (the 1996 Plan") was adopted by the Company's Board of Directors effective November 22, 1995. The purpose of the 1996 Plan is to provide a vehicle under which a variety of equity based awards may be granted to employees, nonaffiliated individuals (as defined in the 1996 Plan), and non-employee directors of the Company in order to promote the Company's development and success. The 1996 Plan permits the award of non-qualified stock options, stock awards and purchases, as approved by the Compensation Committee of the Board of Directors. A maximum of 4,000,000 shares of common stock are authorized for grants of any kind under the 1996 Plan. As of April 16, 1999, options for 2,431,690 shares of Common Stock were outstanding under the 1996 Plan at exercise prices of between $.25 and $1.88 per share.

In November 1994, the Board of Directors issued warrants to Mr. Yeros entitling him to acquire 287,626 shares of Common Stock. The warrants originally had an exercise price of $1.75, the fair market value at the date of grant, but in 1997 the exercise price was adjusted to $0.25, the then fair market value. All the warrants are vested and exercisable. These warrants expire on November 23, 2001, if not exercised. The Compensation Committee of the Board of Directors approved the granting of these warrants.

The Company has issued non-plan options to employees and consultants from time to time. As of April 16, 1999, there were options for 1,673,050 shares of Common Stock outstanding, at exercise prices of $.0163 to $1.50 per share.


       SECURITY OWNERSHEP OF CERTAIN BENEFICLAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock as of April 16, 1999 by (i) each person known by the Company to own beneficially more than 5 % of the outstanding shares of Common Stock. (ii) each director , nominee and each named executive officers and (iii) all executive officers and directors and nominees as a Group. Shares not outstanding but deemed beneficial1y owned by virtue of the right of any individual to acquire shares within 60 days are treated as outstanding only when determining the amount and percentage of Common Stock owned by such individual. Each person has sole voting and investment power with respect to the shares shown, except as noted.

   Name and Address           Number of Shares       Percentage of Class
   ----------------           ----------------       -------------------

     John P. Yeros           1,889,768(1)               8.0%
  7100 East Belleview
    Ave, Suite 301,
  Englewood, Colorado
         80111

    Barbara Asbell           1,699,150(1)               7.8%
 One Boardwalk, Suite
         200,
Thousand Oaks, CA 91360

    Joel C. Newman           1,042,221(1)               4.8%
 245 East 58th Street
       New York, New
      York 10021

     Brian McLean              271,914                  1.2%
  660 Madison Avenue
  New York, New York
         10021


    John R. Prufeta           185,500(2)                0.9%
  305 Madison Avenue
  New York, New York
         10165

   Thomas J. Oberle           313,250(3)                1.4%
  7100 East Belleview
    Ave, Suite 301,
  Englewood, Colorado
        80111.

    Charles Powell            310,000(3)                1.4%
  7100 East Belleview
    Ave, Suite 301,
  Englewood, Colorado
        80111.

     Douglas Stahl             184,575                  0.9%
    430 Park Avenue
  New York, New York
         10022

All directors and executive
 officers as a group
 (8 persons)                 4,567,228                 18.6%

-------------------

(1) For Ms. Asbell this number includes 133,333 shares subject to currently exercisable options, for Mr. Yeros this number includes 1,759,768 shares subject to currently exercisable warrants and options, and for Mr. Newman this number includes 125,000 shares subject to a currently exercisable warrant in the name of a company controlled by him.

(2) Mr.Prufeta also holds 100 shares of the Company's 1999 Series A Convertible Preferred Stock (33.3% of the outstanding shares of that class), which are not currently exercisable, but which may be converted into 400,000 shares of the Company's Common Stock after October 1, 1999.

(3)  Represents shares subject to currently exercisable options.


                    CERTAIN BUSINESS RELATIONSHIPS

Conflicts of Interest

The Company has adopted a policy that any transactions with directors or officers or any entities in which they are also officers or directors or in which they have a financial interest, will only be on terms that would be reached in an arms-length transaction, consistent with industry standards and approved by a majority of the disinterested directors of the Company's Board of Directors. This policy, which is set forth in the minutes of the Board of Directors, provides that no such transaction by the Company shall be either void or voidable solely because of such relationship or interest of such directors or officers or solely because such directors are present at the meeting of the Board of Directors of the Company or a committee thereof that approves such transaction or solely because their votes are counted for such purpose. In addition, interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors of the Company or a committee thereof that approves such a transaction. The Company has also adopted a policy that any loans to officers, directors and 5% or more shareholders are subject to approval by a majority of the disinterested directors.

In connection with the acquisition of certain health services assets in 1996, Mr. John Yeros pledged 100,000 of his personal shares as collateral to secure certain obligations to the seller. In January 1997, the seller exercised its rights to take the security pledged by Mr Yeros. The Board of Directors of the Company approved the issuance to Mr. Yeros of 100,000 shares of common stock and options to purchase 250,000 shares of common stock to compensate him for the loss of his personal shares.

During 1998, in connection with its acquisition of the Cymedix Corporation, the Company assumed an obligation to pay Mr. Stahl's firm $82,127 in fees and reimbursements owed to it by Cymedix Corporation. During 1998, the Company paid $30,000 of those fees to Mr. Stahl's firm and incurred $2,978 for additional legal services. Mr. Stahl became a director of the Company in April 1999.

Prior to being invited to become a Director of the Company, companies affiliated with each of Mr. Newman and Mr. Prufeta, entered into agreements with the Company to provide their respective services to the Company. An affiliate of Mr. Newman is providing the Company with financial consulting services, and an affiliate of Mr. Prufeta is providing executive search services and sales and marketing services to the Company. In connection with the agreement with the affiliate of Mr. Newman, the Company issued a 5-year warrant that grants to such company the right to acquire up to 125,000 shares of the Company's Common Stock at an exercise price of $0.21 per share.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's common stock and other equity securities. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) reports they file. Based soley upon such reports, the Company believes that none of such persons failed to comply with the requirements of
Section 16(a) during 1998.


               ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION

The Board of Directors has determined that it is in the best interest of the Company to amend the Company's Articles of incorporation to increase the number of authorized shares of the Company's Common Stock from 25,000,000 to 50,000,000. The text of the proposed Articles of Amendment is attached hereto as Ehibit A. As of April 16, there are 21,786,438 shares of the Company's Common Stock outstanding, leaving 3,213,562 shares of Common Stock authorized but unissued. However, as of April 16, 1999, the Company had entered into commitments to issue (i) 4,472,115 shares of its Common Stock upon the exercise of outstanding options, (ii) 3,888,954 shares of its Common Stock upon the exercise of outstanding warrants, and (iii) 3,201,800 shares of its Common Stock upon the conversion of outstanding Preferred Stock of the Company. These commitments, in the aggregate, obligate the Company, on a contingent basis, to issue up to 11,562,869 shares of the Company's Common Stock, while it has only 3,213,562 shares of authorized and unissued Common Stock out of which it can satisfy such obligation.

In addition to satisfying the Company's current commitments as described above, the Company will be required to raise additional capital to pay off its current and long-term liabilities, to finance its operations and to finance the development of its subsidiary's Cymedix software products. The purpose of the proposed Amendment includes providing the Company with greater flexibility in financing such cash requirements. Currently, the Company is restricted in its financing options due to the limited amount of authorized but unissued shares of Common Stock provided for in its Articles of Incorporation. The Board of Directors has determined that the Company's Articles of Incorporation must authorize additional shares of Common Stock that may then be issued as approved by the Company's Board of Directors.

The Company's shareholders will have no appraisal rights under Colorado law with respect to the Amendment or any equity financing that the Company may undertake after its adoption. In addition, shareholders will not have any preemptive rights to participate in any future issuance of Common Stock. The issuance of additional shares could also have the effect of diluting the earnings per share and book value of existing shares of Common Stock. Although the authorization of the additional shares is not intended as an anti-takeover device, the additional shares could be used to dilute the stock ownership of persons seeking to gain control of the Company, which could preclude existing shareholders from taking advantage of such a situation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' THE ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION. SUCH AMENDMENT SHALL BE APPROVED IF A PLURALITY OF THE SHARES REPRESENTED AT THE ANNUAL MEETING VOTE IN FAVOR OF THE APPOINTMENT.


       RATIFICATION OF APPOINTMENT OF EHRHARDT KEEFE STEINER & HOTTMAN PC

The Board of Directors has appointed Ehrhardt Keefe Steiner & Hottman PC, independent public accountants, to audit the Company's financial statements for the 1999 fiscal year and recommends that the Company's Shareholders ratify such appointment. Representatives of Ehrhardt Keefe Steiner & Hottman PC are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' THE RATIFICATION OF EHRHARDT KEEFE STEINER & HOTTMAN PC TO AUDIT THE COMPANY'S FINANCIAL STATEMENTS FOR THE 1999 FISCAL YEAR. SUCH APPOINTMENT SHALL BE RATIFIED IF A PLURALITY OF THE SHARES REPRESENTED AT THE ANNUAL MEETING VOTE IN FAVOR OF THE APPOINTMENT.


                                  OTHER MATTERS

Management knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the person named in the enclosed form of Proxy will vote such Proxy in accordance with his judgment.


               ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION

A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 27, 1998, as filed with the Securities and Exchange Commission, is enclosed herewith as the Company's Annual Report to Shareholders and additional copies thereof may be obtained by Shareholders, without charge, by written request to John P. Yeros, President, Medix Resources, Inc., 7100 East Belleview Ave., Suite 301, Englewood, CO 80111

                                     By Order of the Board of Directors
 DATED:    April 26, 1999













                              ARTICLES OF AMENDMENT

                                                                       Exhibit A
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              MEDIX RESOURCES, INC.

Pursuant to the provisions of the Colorado Business Corporation Act, as amended (the "Act"), Medix Resources, Inc., a corporation organized under the laws of the State of Colorado, by its Chief Executive Officer and Secretary, does hereby certify as follows:

1.   The name of the Corporation is Medix Resources, Inc.

2. The Board of Directors of said Corporation has consented to, authorized by unanimous written consent and passed resolutions declaring that the amendment to the Articles of Incorporation contained herein is advisable and decided to present such amendment to the shareholders of the Corporation at the Annual Meeting of shareholders.

3. Upon notice given to each shareholder of record entitled to vote on such amendment to the Articles of Incorporation in accordance with the requirements of the Act, the Annual Meeting of the shareholders of the Corporation was held on June 11, 1999, at which meeting holders representing quorum power were present in person or represented by proxy, and the number of votes cast for the amendment by each voting group entitled to vote separately on the amendment was sufficient for approval by the voting group.

4.   The amendment approved was as follows:

Section I of Article IV of the Corporation's Articles of Incorporation is amended in its entirety to read as follows:

                                   ARTICLE IV
                                  CAPITAL STOCK

Section 1. Classes and Shares Authorized. The total number of shares of Common Stock that the Corporation shall have authority to issue is Fifty Million (50,000,000) shares of Common Stock, $0.001 par value per share. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is Two Million Five Hundred Thousand (2,500,000) shares of Preferred Stock, $1.00 par value per share.

IN WITNESS WHEREOF, Medix Resources, Inc. has caused these Articles of Amendment to Articles of Incorporation to be signed by its Chief Executive Officer and Secretary, effective as of the date of filing of these Articles of Amendment to Articles of Incorporation with the Secretary of State of the State of Colorado.

                                    MEDIX RESOURCES, INC.

                                    By: _____________________
                                    John P. Yeros
                                    Its: Chief Executive Officer and Secretary

[Form of Proxy Card]
                              MEDIX RESOURCES, INC.
                       7100 East Belleview Ave., Suite 301
                            Englewood, Colorado 80111


                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                  June 11,1999

The undersigned hereby appoints each of John P. Yeros and David Kinsella, individually, as proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the Company's 1999 Annual Meeting of Shareholders to be held on June 11, 1999 and at any adjournment(s) or postponement(s) thereof, all shares of the Common Stock, $.001 par value, of the Company standing in the name of the undersigned or which the undersigned may be entitled to vote as follows:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof, hereby revoking any proxy or proxies heretofore given by the undersigned. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1. ELECTION OF DIRECTORS...........FOR ALL NOMINEES[ ]    WITHHOLD  AUTHORITY[ ]
                            (except as indicated below) to vote for all nominees

   Nominees:   Class 1(3 years) - John P. Yeros and Joel C Newman
               Class 2(2  years) - Thomas J.  Oberle and John R. Prufeta
               Class  3(1  year)  -  Brian  McLean  and  Douglas Stahl

To  withhold  authority  to  vote  for  any  individual   nominee,   write  that
individual's name in this space:


-------------------------------------------------------------------------------
   [Reverse Side]

2. To approve the proposal of the Board of Directors to amend the Articles of Incorporation to increase the authorized number of shares of common stock of the Company from 25,000,000 to 50,000,000:

                FOR [  ]          AGAINST [  ]       ABSTAIN [  ]

3. Ratify the selection by the Board of Directors of Ehrhardt Keefe Steiner & Hottman PC as independent public accountants, to audit the financial statements of the Company for the 1999 fiscal year:

                FOR [  ]          AGAINST [  ]       ABSTAIN [  ]

Please sign exactly as name appears at left:

                                    Signature:__________________________

                                    Signature (if held
                                    jointly):___________________________

                                    Date: ______________________________

When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such . If a corporation, please sign in the corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.